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                                 Exhibit 99.01


FOR RELEASE:   IMMEDIATE

CONTACT:       Timothy J. Rigas, Senior Vice President
               (814) 274-9830


ADELPHIA COMMUNICATIONS EXTENDS EXCHANGE OFFER TO MAY 4, 1994
         Coudersport, PA - April 28, 1994


Adelphia Communications Corporation ("Adelphia") (NASDAQ-NMS: ADLAC) announced today that it has extended the Expiration Date of its Exchange Offer with respect to its $150,000,000 aggregate principal amount of 9-1/2% Senior Pay-In-Kind Notes Due 2004. The Expiration Date for the Exchange Offer has been extended to 5:00 p.m. New York City time on May 4, 1994, from the previous date of 5:00 p.m. New York City time on April 29, 1994. In the Exchange Offer, Adelphia is offering to exchange new 9-1/2% Senior Pay-In-Kind Notes Due 2004, Series B, which are registered under the Securities Act of 1933 for its outstanding 9-1/2% Senior Pay-In-Kind Notes Due 2004, Series A, which were privately placed to qualified institutional investors. To the best of Adelphia's information and belief, as of April 28, 1994, approximately 85% of the 9-1/2% Senior Pay-In-Kind Notes Due 2004, Series A, had been tendered for exchange. The Exchange Agent for the Exchange Offer is Bank of Montreal Trust Company, New York, New York.